Exhibit 10.6

PLEDGE AGREEMENT dated as of February 12, 2018 (the “Agreement”), by GRAFTECH LUXEMBOURG I S.À.R.L., a société à responsabilité limitée incorporated under the laws of Luxembourg, having its registered office at 124, boulevard de la Pétrusse, L-2330 Luxembourg and registered with the Luxembourg Trade and Companies Register (Registre de Commerce et des Sociétés) under number B 167175 (“Luxembourg Parent” or the “Pledgor”), in favor of JPMORGAN CHASE BANK, N.A., as Collateral Agent for the Secured Parties (such term and each other capitalized term used but not defined herein having the meaning given it in the Credit Agreement dated as of February 12, 2018 (as the same may be amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among GrafTech International Ltd., a Delaware corporation (“Holdings”), GrafTech Finance Inc., a Delaware corporation (“Finance”), GrafTech Switzerland SA, a Swiss corporation (“Swissco”), GrafTech Luxembourg II S.À.R.L., a société à responsabilité limitée incorporated under the laws of Luxembourg, having its registered office at 124, boulevard de la Pétrusse, L-2330 Luxembourg and registered with the Luxembourg Trade and Companies Register (Registre de Commerce et des Sociétés) under number B 167199 (“Luxembourg Holdco”), the Lenders and Issuing Banks party thereto from time to time and JPMorgan Chase Bank, N.A. as Administrative Agent and Collateral Agent).

W I T N E S S E T H

WHEREAS, pursuant to the Credit Agreement, the Lenders have severally agreed to make Loans and the Issuing Banks have agreed to issue Letters of Credit, upon the terms and subject to the conditions set forth therein;

WHEREAS it is a condition precedent to the obligations of the Lenders to make the Loans and of the Issuing Banks to issue the Letters of Credit that, among other things Luxembourg Parent shall have executed and delivered this Agreement;

NOW, THEREFORE, in consideration of the premises and to induce the Secured Parties to enter into the Credit Agreement and to induce the Lenders to make their respective Loans and the Issuing Banks to issue Letters of Credit, the Pledgor hereby agrees with the Collateral Agent, for the ratable benefit of the Secured Parties, as follows:

SECTION 1.  Defined Terms. (a) Unless otherwise defined herein, capitalized terms defined in the Credit Agreement and used herein shall have the meanings assigned to them in the Credit Agreement.

(b)  The following terms shall have the following meanings:

“Additional Collateral” means all rights of the Pledgor under any Guarantees, security agreements or other instruments or documents guaranteeing or securing any other Collateral.

“Collateral” means the Pledged Securities, the Additional Collateral and all Proceeds thereof.

“Collateral Account” means any account established to hold money Proceeds, maintained under the sole dominion and control of and on terms and conditions reasonably satisfactory to the Collateral Agent, subject to withdrawal by the Collateral Agent for the account of the Secured Parties and the Pledgor, as provided in Section 8(a) and Section 15.

“Foreign Obligations” means all the Secured Obligations that are obligations of any Foreign Subsidiary that is a CFC, it being understood that such obligations are, in fine, all primary obligations of Foreign Subsidiaries that are direct or indirect subsidiaries of Luxembourg Parent.

“Issuers” means the companies identified on Schedule I attached hereto as the issuers of the Pledged Securities and each issuer of any securities included in the Additional Collateral.

“Luxembourg Holdco” has the meaning assigned to such term in the introductory paragraph hereto.

“Luxembourg Parent” has the meaning assigned to such term in the introductory paragraph hereto.

“Pledged Notes” means any Indebtedness owned by Luxembourg Parent, including (a) the notes listed on Schedule I hereto and (b) all other notes and Instruments (as such term is defined in Section 9-102 of the UCC on the date hereof) evidencing Indebtedness that shall be owned at any time or from time to time by Luxembourg Parent.

“Pledged Securities” means the Pledged Notes and the Pledged Stock.

“Pledged Stock” means the Equity Interests listed on Schedule I hereto or hereafter acquired by Luxembourg Parent, together with all certificates from time to time evidencing such Equity Interests.

“Proceeds” means all “proceeds” (as such term is defined in Section 9-102 of the UCC on the date hereof) of any Collateral and, in any event, shall include all interest, payments, prepayments, collections, dividends or other distributions or other income on the Pledged Stock or the Pledged Notes.

“Securities Act” means the Securities Act of 1933, as amended.

“Security Interest” has the meaning assigned to such term in Section 2.

“Termination Date” means the date on which all Commitments (with respect to each Foreign Subsidiary that is a CFC) have expired or been terminated, all Foreign Obligations have been paid in full in cash (other than (x) Secured Swap Obligations not yet due and payable, (y) Secured Cash Management Obligations not yet due and payable and (z) contingent indemnification obligations not yet accrued and payable) and all Letters of Credit issued for the account of any Foreign Subsidiary that is a CFC have expired or been terminated (other than Letters of Credit that have been cash collateralized or backstopped in an amount, by an institution and otherwise pursuant to arrangements reasonably satisfactory to each applicable Issuing Bank).

“UCC” means the Uniform Commercial Code as from time to time in effect in the State of New York; provided, however, that, at any time, if by reason of mandatory provisions of law, any or all of the perfection, effect of perfection or priority of the Collateral Agent’s and the Secured Parties’ security interest in any item or portion of the Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, the term “UCC” shall mean the Uniform Commercial Code as in effect, at such time, in such other jurisdiction for purposes of the provisions hereof relating to such perfection, effect of perfection or priority and for purposes of definitions relating to such provisions.

(c)  The words “hereof”, “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and section references are to this Agreement unless otherwise specified. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”.

(d)  The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

SECTION 2.  Pledge; Grant of Security Interest; Assignment of Security Interests. (a)  The Pledgor hereby pledges and delivers to the Collateral Agent, for the ratable benefit of the Secured Parties, and hereby grants to the Collateral Agent, for the ratable benefit of the Secured Parties, a first priority security interest (the “Security Interest”) in, all the Collateral now or at any time hereafter owned by the Pledgor as collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration, upon one or more dates of prepayment or otherwise) of the Foreign Obligations.  Notwithstanding the foregoing or anything herein to the contrary, in no event shall the Collateral include or the Security Interest granted hereunder attach to any Excluded Assets.

(b)  The Pledgor agrees that, until the Termination Date, the Collateral Agent will have the right, after the occurrence and during the continuance of an Event of Default, to the exclusion of the Pledgor, to exercise all rights of the Pledgor, and to make all demands and give all notices to be made or given by the Pledgor, under or in respect of any Pledged Note in accordance with its terms and any related guarantee agreements guaranteeing or security documents securing such Pledged Note, as its rights may appear therein (and the Pledgor agrees that any such demand or notice made or given by it in violation of the provisions of this paragraph shall be of no force or effect). Without limiting the foregoing, the Pledgor agrees that at any time after the occurrence and during the continuance of an Event of Default, the Collateral Agent may demand payment of the principal of and interest accrued on any Pledged Note.

SECTION 3.  Delivery of Pledged Securities, Stock Powers and Instruments of Transfer.

(a)           In order to further ensure the attachment, perfection and priority of, and the ability of the Collateral Agent to enforce, the Security Interest, the Pledgor agrees, in each case at the Pledgor’s own expense, to take the following actions with respect to the following Collateral owned by it:

(i)            Instruments.  If the Pledgor shall at any time hold or acquire any Instruments constituting Collateral (other than Instruments with a face amount of less than $10,000,000 individually and other than checks to be deposited in the ordinary course of business), the Pledgor shall promptly (but in any event within 45 days of receipt by the Pledgor or such longer period as the Collateral Agent may agree in its reasonable discretion) endorse, assign and deliver the same to the Collateral Agent, accompanied by such undated instruments of transfer or assignment duly executed in blank as the Collateral Agent may from time to time reasonably request.

(ii)           Investment Property.  Except to the extent otherwise provided herein, if the Pledgor shall at any time hold or acquire any certificated securities (a) constituting Equity Interests of Restricted Subsidiaries (other than Excluded Equity Interests) held by the Pledgor or (b) otherwise constituting Collateral (other than certificated securities with a value of less than $5,000,000 individually), the Pledgor shall forthwith endorse, assign and deliver the same to the Collateral Agent, accompanied by such undated instruments of transfer or assignment duly executed in blank as the Collateral Agent may from time to time reasonably request.

SECTION 4.  Representations and Warranties. The Pledgor represents and warrants, as to itself and the Collateral pledged by it hereunder (except that such representation and warranty, except for that made in clauses (b) and (c) below, is made in the knowledge of the Pledgor in the case of Pledged Securities issued by Issuers that are not Subsidiaries of Holdings), that:

(a)  The shares of Pledged Stock listed on Schedule I constitute the portion of the issued and outstanding shares of all classes of the Equity Interests of the applicable Issuer set forth on Schedule I and the Pledged Notes evidence the obligations of the applicable Issuer to the Pledgor in aggregate principal amounts as set forth on Schedule I.

(b)  The Pledged Securities have been duly and validly authorized and issued by the Issuers thereof and (i) in the case of Pledged Stock, are fully paid and nonassessable and (ii) in the case of Pledged Notes, are legal, valid and binding obligations of the issuers thereof, except to the extent that enforceability of such obligations may be limited by applicable bankruptcy, insolvency, and other similar laws affecting creditors’ rights generally.

(c)  Except for the Security Interest or the security interests granted under any other Loan Documents, the Pledgor (i) is the legal, record and beneficial owner of the Pledged Securities and of the Additional Collateral, free of any and all Liens except Liens permitted pursuant to Section 6.02 of the Credit Agreement and (ii) will make no further assignment, pledge, hypothecation or transfer of, or create or permit to exist any security interest in or other Lien on, the Collateral, other than Liens permitted pursuant to Section 6.02 of the Credit Agreement and transfers made in compliance with the Credit Agreement.

(d)  Except for restrictions and limitations imposed or otherwise permitted by the Loan Documents (including any Liens permitted pursuant to Section 6.02 of the Credit Agreement), securities laws generally, the laws of the country of organization of any Issuer of Pledged Securities or any agreement listed on Schedule 6.09 of the Credit Agreement or otherwise permitted by the Credit Agreement, the Pledged Securities are and will continue to be freely transferable and assignable and none of the Pledged Stock, and to the extent issued by Holdings or any other Subsidiary of Holdings, none of the Pledged Notes are or will be subject to any option, right of first refusal, shareholders agreement, charter or by-law provisions or contractual restriction of any nature that might prohibit, impair, delay or otherwise affect the pledge of such Pledged Securities hereunder, the sale or disposition thereof pursuant hereto or the exercise by the Collateral Agent of rights and remedies hereunder.

(e)  Under the governing law, this Agreement is effective to create in favor of the Collateral Agent, for the ratable benefit of the Secured Parties, a legal, valid and enforceable Security Interest in the Collateral and, when (i) the Pledged Securities shall be delivered to the Collateral Agent pursuant to the terms hereof, together with an endorsement in blank to the Collateral Agent (or, as applicable in the case of the Equity Interests or Indebtedness of any Person incorporated or organized under the laws of a jurisdiction other than the United States of America, any State thereof or the District of Columbia, the requisite filings or registrations are made in accordance with the Collateral and Guarantee Requirement) and (ii) financing statements are properly filed in accordance with Article 9 of the UCC, to the extent applicable, this Agreement will constitute a duly perfected first priority Lien on, and Security Interest in, all right, title and interest of the Pledgor thereunder in such Collateral, in each case prior and superior in rights to any other Person, subject to the subscriptions, options, warrants, calls, rights or other agreements or commitments permitted by the Credit Agreement, and subject to Liens permitted under Section 6.02 of the Credit Agreement.

(f)  The Pledgor has the power and authority to pledge the Collateral pledged by it hereunder in the manner hereby done or contemplated, without the consent or approval of any other Person other than any consent or approval that has been obtained and except to the extent that failure to obtain or make such consent or approval, as the case may be, individually or in aggregate, could not reasonably be expected to have a Material Adverse Effect.

(g)  The Pledgor has not filed or consented to the filing of any financing statement or analogous document, in each case with respect to a Lien, under the UCC or any other applicable laws covering any Collateral except for Liens expressly permitted pursuant to Section 6.02 of the Credit Agreement.

SECTION 5.  Covenants. The Pledgor, as to itself and the Collateral pledged by it hereunder, covenants and agrees with the Secured Parties that, from and after the date of this Agreement until this Agreement is terminated and the security interest created hereby is released, subject to Section 21:

(a)           The Pledgor shall, at its own expense, take any and all commercially reasonable actions necessary to (i) defend title to the Collateral against all Persons, except with respect to Collateral that the Pledgor determines in its reasonable business judgment is no longer necessary or beneficial to the conduct of the Pledgor’s business, and (ii) defend the Security Interest of the Collateral Agent in the Collateral and the priority thereof against any Lien, in each case subject to (x) Liens permitted pursuant to Section 6.02 of the Credit Agreement, (y) transfers made in compliance with the Credit Agreement and (z) the rights of the Pledgor under Section 9.14 of the Credit Agreement and corresponding provisions of the Security Documents to obtain a release of the Liens created under the Security Documents.

(b)           The Pledgor agrees, at its own expense, to execute, acknowledge, deliver and cause to be duly filed all such further instruments and documents (including UCC financing statements) and take all such actions as the Collateral Agent may from time to time reasonably request to obtain, preserve, protect and perfect the Security Interest and the rights and remedies created hereby, including the payment of any fees and Taxes required in connection with the execution and delivery of this Agreement, the granting of the Security Interest and the filing and recording of any financing statements or other documents in connection herewith or therewith.

(c)           At its option, the Collateral Agent may, with three Business Days’ prior written notice to Holdings, discharge past due Taxes, assessments, charges, fees, Liens, security interests or other encumbrances at any time levied or placed on the Collateral and not permitted pursuant to Section 6.02 of the Credit Agreement, and may pay for the maintenance and preservation of the  Collateral to the extent the Pledgor fails to do so as required by the Credit Agreement, this Agreement or any other Loan Document and within a reasonable period of time after the Collateral Agent has reasonably requested that it do so; provided that nothing in this paragraph shall be interpreted as excusing the Pledgor from the performance of, or imposing any obligation on the Collateral Agent or any Secured Party to cure or perform, any covenants or other promises of the Pledgor with respect to Taxes, assessments, charges, fees, Liens, security interests or other encumbrances and maintenance as set forth herein or in the other Loan Documents.  Notwithstanding anything in this paragraph (c) to the contrary, neither the Pledgor nor any Subsidiary owned directly or indirectly by the Pledgor shall be held liable for any Secured Obligations of Holdings, Finance or any other Domestic Subsidiary.

(d)           The exercise by the Collateral Agent of any of its rights hereunder shall not release the Pledgor from any of its duties or obligations under each contract, agreement or instrument relating to the Collateral unless the Collateral Agent has expressly in writing assumed such duties and obligations and the Pledgor jointly and severally agrees to indemnify and hold harmless the Collateral Agent and the other Secured Parties from and against any and all liability for such performance.

(e)           Notwithstanding anything herein to the contrary, it is understood that the Pledgor shall not be required by this Agreement to better assure, preserve, protect or perfect the Security Interest created hereunder by any means other than (i) filings of financing statements pursuant to the UCC, (ii) in the case of Collateral that constitutes Pledged Stock that is certificated or Pledged Notes, delivery thereof to the Collateral Agent in accordance with the terms hereof (together with, where applicable, undated stock or note powers or other undated proper instruments of assignment, in each case, duly executed in blank) and (iii) other actions to the extent otherwise required hereunder.  The Pledgor shall not be required to (i) complete any filings or other action with respect to the better assurance, preservation, protection or perfection of the security interests created hereby in any jurisdiction outside of the United States (including any State thereof and the District of Columbia) or to reimburse the Collateral Agent for any costs incurred in connection with the same or (ii) deliver control agreements with respect to, or confer perfection by “control” over, any Deposit Accounts, Securities Accounts or Commodity Accounts (as each such term is defined in the UCC).

SECTION 6.  Voting Rights; Cash Dividends; Proceeds. (a) Unless and until an Event of Default shall have occurred and is continuing and, other than in the case of an Event of Default under paragraph (h) or (i) of Section 7.01 of the Credit Agreement, the Collateral Agent shall have notified the Pledgor in writing that its rights under this Section 6 are being suspended:

(i)    the Pledgor shall be entitled to exercise any and all voting and/or other consensual rights and powers inuring to an owner of Pledged Stock or any part thereof; provided that such rights and powers shall not be exercised in any manner that could reasonably be expected to materially and adversely affect the rights and remedies of any of the Collateral Agent or any other Secured Party under this Agreement or any other Loan Document or the ability of the Secured Parties to exercise the same;

(ii)   the Collateral Agent shall promptly execute and deliver to the Pledgor, or cause to be promptly executed and delivered to the Pledgor, all such proxies, powers of attorney and other instruments as the Pledgor may reasonably request for the purpose of enabling the Pledgor to exercise the voting and/or consensual rights and powers it is entitled to exercise pursuant to paragraph (a)(i) of this Section; and

(iii)  the Pledgor shall be entitled to receive and retain any and all dividends, interest, principal and other distributions paid on or distributed in respect of the Pledged Stock to the extent and only to the extent that such dividends, interest, principal and other distributions are permitted by, and are otherwise paid or distributed in accordance with, the terms and conditions of the Credit Agreement, the other Loan Documents and applicable laws; provided that any noncash dividends, interest, principal or other distributions that would constitute Pledged Stock or Pledged Notes, whether resulting from a subdivision, combination or reclassification of the outstanding Equity Interests in the issuer of any Pledged Securities or received in exchange for Pledged Stock or any part thereof, or in redemption thereof, or as a result of any merger, consolidation, acquisition or other exchange of assets to which such issuer may be a party or otherwise, shall be and become part of the Collateral and, if received by the Pledgor, shall be forthwith delivered to the Collateral Agent in the same form as so received (with any necessary endorsements, stock or note powers duly executed in blank and other instruments of transfer reasonably requested by the Collateral Agent), in each case, to the extent required pursuant to Section 3.  So long as no Event of Default has occurred and is continuing, the Collateral Agent shall promptly deliver to the Pledgor any Pledged Stock in its possession if requested to be delivered to the issuer thereof in connection with any exchange or redemption of such Pledged Securities permitted by the Credit Agreement in accordance with this Section 6(a)(iii), subject to receipt by the Collateral Agent of a certificate of a Responsible Officer of Holdings with respect thereto and other documents reasonably requested by the Collateral Agent.

(b)           Upon the occurrence and during the continuance of an Event of Default, and, other than in the case of an Event of Default under paragraph (h) or (i) of Section 7.01 of the Credit Agreement, after the Collateral Agent shall have notified the Pledgor, as applicable, of the suspension of its rights under paragraph (a)(iii) of this Section 6, all rights of the Pledgor to dividends, interest, principal or other distributions that the Pledgor is authorized to receive pursuant to paragraph (a)(iii) of this Section 6 shall cease, and all such rights shall thereupon become vested in the Collateral Agent, which shall have the sole and exclusive right and authority to receive and retain such dividends, interest, principal or other distributions; provided that, to the extent directed by the Required Lenders, the Collateral Agent shall have the right from time to time following the occurrence and during the continuance of an Event of Default to permit the Pledgor to exercise such rights.  All dividends, interest, principal or other distributions received by the Pledgor contrary to the provisions of this Section 6 shall be held for the benefit of the Collateral Agent and the other Secured Parties and shall be forthwith delivered to the Collateral Agent upon demand in the same form as so received (with any necessary endorsements, stock or note powers and other instruments of transfer reasonably requested by the Collateral Agent).  Any and all money and other property paid over to or received by the Collateral Agent pursuant to the provisions of this paragraph (b) shall be retained by the Collateral Agent in an account to be established by the Collateral Agent upon receipt of such money or other property and, to the extent so received, shall, subject to any applicable intercreditor agreement, be applied in accordance with the provisions of Section 15. After all Events of Default have been cured or waived and Holdings has delivered to the Collateral Agent a certificate of a Responsible Officer of Holdings to that effect, the Collateral Agent shall promptly repay to the Pledgor (without interest) all dividends, interest, principal or other distributions that the Pledgor would otherwise have been permitted to retain pursuant to the terms of paragraph (a)(iii) of this Section 6 and that remain in such account.

(c)           Upon the occurrence and during the continuance of an Event of Default, and, other than in the case of an Event of Default under paragraph (h) or (i) of Section 7.01 of the Credit Agreement, after the Collateral Agent shall have notified the Pledgor of the suspension of its rights under paragraph (a)(i) of this Section 2.05, all rights of the Pledgor to exercise the voting and consensual rights and powers it is entitled to exercise pursuant to paragraph (a)(i) of this Section 2.05, and the obligations of the Collateral Agent under paragraph (a)(ii) of this Section 2.05, shall cease, and all such rights shall thereupon be exercised in accordance with the instructions of the Collateral Agent, which shall have the sole and exclusive right and authority to give instructions regarding the exercise of such voting and consensual rights and powers; provided that, unless otherwise directed by the Required Lenders, the Collateral Agent shall have the right from time to time following and during the continuance of an Event of Default to permit the Pledgor to exercise such rights.  After all Events of Default have been cured or waived and Holdings has delivered to the Collateral Agent a certificate of a Responsible Officer of Holdings to that effect, the requirement to follow the instructions of the Collateral Agent in exercising the rights referred to in this paragraph (c) shall cease, and the Pledgor shall have the exclusive right to exercise the voting and consensual rights and powers it would otherwise have been entitled to exercise pursuant to paragraph (a)(i) of this Section 6.

(d) Unless an Event of Default shall have occurred and be continuing and the Collateral Agent shall have given notice to the Pledgor of the Collateral Agent’s intent to exercise its corresponding rights pursuant to Section 7 below, the Pledgor shall be permitted to receive, retain and use all other Proceeds (in addition to cash dividends as provided under Section 6(b)) from the Collateral.

SECTION 7.  Rights of the Secured Parties and the Collateral Agent. If an Event of Default shall have occurred and is continuing and, other than in the case of an Event of Default under paragraph (h) or (i) of Section 7.01 of the Credit Agreement, the Collateral Agent shall have notified the Pledgor, (a) the Collateral Agent shall have the right to receive any and all Proceeds paid in respect of the Pledged Securities or Additional Collateral and any and all Proceeds of Proceeds and make application thereof to the Foreign Obligations in the manner provided in Section 8(a) and Section 15 and (b) all shares of the Pledged Stock and, if applicable, Additional Collateral shall be registered in the name of the Collateral Agent or its nominee.  All

Proceeds that are received by the Pledgor contrary to the provisions of this Section 7 shall be received in trust for the ratable benefit of the Collateral Agent, shall be segregated from other property or funds of the Pledgor and shall be forthwith delivered to the Collateral Agent in the same form as so received (with any necessary endorsement).  Any and all money and other property paid over to or received by the Collateral Agent pursuant to the provisions of this Section 7 shall be retained by the Collateral Agent in a Collateral Account to be established by the Collateral Agent upon receipt of such money or other property and shall be applied in accordance with the provisions of Section 8(a) and Section 15.

SECTION 8.  Remedies. (a) If an Event of Default shall have occurred and is continuing, the Collateral Agent shall apply all or any part of the Proceeds held in any Collateral Account in accordance with Section 15.

(b)  (i) If an Event of Default shall have occurred and be continuing, the Collateral Agent, on behalf of the Secured Parties, may exercise, in addition to all other rights and remedies granted in this Agreement and in any other instrument or agreement securing, evidencing or relating to the Foreign Obligations, all rights and remedies of a secured party under the UCC. Without limiting the generality of the foregoing, the Collateral Agent, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below) to or upon the Pledgor or any other Person (all and each of which demands, defenses, advertisements and notices are hereby waived), may in such circumstances forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, assign, give option or options to purchase or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, in the over-the-counter market, at any exchange, broker’s board or office of the Collateral Agent or any Secured Party or elsewhere upon such terms and conditions as it may reasonably deem advisable and at such prices as it may reasonably deem best, for cash or on credit or for future delivery without assumption of any risk. Without limiting the generality of the foregoing, the Pledgor agrees that the Collateral Agent shall have the right, subject to the mandatory requirements of applicable law and the notice requirements described below, to sell or otherwise dispose of all or any part of the Collateral at a public or private sale or at any broker’s board or on any securities exchange, for cash, upon credit or for future delivery as the Collateral Agent shall deem appropriate.  The Collateral Agent shall be authorized at any such sale of securities (if it deems it advisable to do so) to restrict the prospective bidders or purchasers to Persons who will represent and agree that they are purchasing the Collateral for their own account for investment and not with a view to the distribution or sale thereof, and upon consummation of any such sale the Collateral Agent shall have the right to assign, transfer and deliver to the purchaser or purchasers thereof the Collateral so sold.  Each such purchaser at any sale of Collateral shall hold the property sold absolutely free from any claim or right on the part of the Pledgor, and the Pledgor hereby waives (to the extent permitted by law) all rights of redemption, stay and appraisal that the Pledgor now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted.  The Collateral Agent shall apply any Proceeds from time to time held by it and the net proceeds of any such collection, recovery, receipt, appropriation, realization or sale, after deducting all reasonable costs and expenses incurred in respect thereof or incidental to the care or safekeeping of any of the Collateral or reasonably relating to the Collateral or any of the rights of the Collateral Agent and the Secured Parties hereunder, including reasonable attorney’s fees and disbursements of counsel to the Collateral Agent, to the payment in whole or in part of the Foreign Obligations, in the order set forth in Section 15.

(ii) The Collateral Agent shall give the Pledgor no less than 10 days’ prior written notice (which the Pledgor agrees is reasonable notice within the meaning of Section 9-611 of the New York UCC or its equivalent in other jurisdictions) of the Collateral Agent’s intention to make any sale of Collateral.  Such notice, in the case of a public sale, shall state the time and place for such sale and, in the case of a sale at a broker’s board or on a securities exchange, shall state the board or exchange at which such sale is to be made and the day on which the Collateral or portion thereof, will first be offered for sale at such board or exchange.  Any such public sale shall be held at such time or times within ordinary business hours and at such place or places as the Collateral Agent may fix and state in the notice (if any) of such sale.  At any such sale, the Collateral, or portion thereof, to be sold may be sold in one lot as an entirety or in separate parcels, as the Collateral Agent may (in its sole and absolute discretion) determine.  The Collateral Agent shall not be obligated to make any sale of any Collateral if it shall determine not to do so, regardless of the fact that notice of sale of such Collateral shall have been given.  The Collateral Agent may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for sale, and such sale may, without further notice, be made at the time and place to which the same was so adjourned.  In case any sale of all or any part of the Collateral is made on credit or for future delivery, the Collateral so sold may be retained by the Collateral Agent until the sale price is paid by the purchaser or purchasers thereof, but the Collateral Agent and the other Secured Parties shall not incur any liability in case any such purchaser or purchasers shall fail to take up and pay for the Collateral so sold and, in case of any such failure, such Collateral may be sold again upon like notice.  At any public (or, to the extent permitted by law, private) sale made pursuant to this Agreement, any Secured Party may bid for or purchase, free (to the extent permitted by law) from any right of redemption, stay, valuation or appraisal on the part of the Pledgor (all said rights being also hereby waived and released to the extent permitted by law), the Collateral or any part thereof offered for sale and may make payment on account thereof by using any claim then due and payable to such Secured Party from the Pledgor as a credit against the purchase price, and such Secured Party may, upon compliance with the terms of sale, hold, retain and dispose of such property without further accountability to the Pledgor therefor.  For purposes hereof, a written agreement to purchase the Collateral or any portion thereof shall be treated as a sale thereof; the Collateral Agent shall be free to carry out such sale pursuant to such agreement and the Pledgor shall not be entitled to the return of the Collateral or any portion thereof subject thereto, notwithstanding the fact that after the Collateral Agent shall have entered into such an agreement all Events of Default shall have been remedied and the Foreign Obligations paid in full.  As an alternative to exercising the power of sale herein conferred upon it, the Collateral Agent may proceed by a suit or suits at law or in equity to foreclose this Agreement and to sell the Collateral or any portion thereof pursuant to a judgment or decree of a court or courts having competent jurisdiction or pursuant to a proceeding by a court appointed receiver.  Any sale pursuant to the provisions of this Section 4.01, to the extent permitted by applicable law, including Section 9-602 of the New York UCC or its equivalent in other jurisdictions, shall be deemed to conform to the commercial reasonableness standards as provided in Section 9-610(b) of the New York UCC or its equivalent in other jurisdictions.

SECTION 9.  [Reserved].

SECTION 10.  Irrevocable Authorization and Instruction to Issuer. (a)  The Pledgor hereby authorizes and instructs each Issuer that has issued Pledged Stock pledged by the Pledgor pursuant to Section 2 to comply with any instruction received by it from the Collateral Agent in writing that (i) states that an Event of Default has occurred and is continuing and (ii) is otherwise in accordance with the terms of this Agreement, without any other or further instructions from the Pledgor, and agrees that each such Issuer shall be fully protected in so complying.

(b)  Each Issuer that is a Subsidiary shall, in the form of the Acknowledgement and Consent attached hereto as Annex A, acknowledge the instructions set forth in clause (a) above and will agree to be bound by the terms of this Agreement and to comply with the terms hereof insofar as such terms are applicable to such Issuer.

SECTION 11.  Collateral Agent’s Appointment as Attorney-in-Fact. (a) The Pledgor hereby makes, constitutes and appoints the Collateral Agent (and all officers, employees or agents designated by the Collateral Agent) the attorney-in-fact of the Pledgor for the purpose of carrying out the provisions of this Agreement and taking any action and executing any instrument that the Collateral Agent may deem necessary or advisable to accomplish the purposes hereof at any time after and during the continuance of an Event of Default, which appointment is irrevocable (until termination of this Agreement in accordance with Section 21) and coupled with an interest.  Without limiting the generality of the foregoing, the Collateral Agent shall have the right, but only upon the occurrence and during the continuance of an Event of Default and written notice by the Collateral Agent to the Pledgor of its intent to exercise such rights, with full power of substitution either in the Collateral Agent’s name or in the name of the Pledgor (i) to receive, endorse, assign and/or deliver any and all notes, acceptances, checks, drafts, money orders or other evidences of payment relating to the Collateral or any part thereof, (ii) to demand, collect, receive payment of, give receipt for and give discharges and releases of all or any of the Collateral, (iii) to commence and prosecute any and all suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect or otherwise realize on all or any of the Collateral or to enforce any rights in respect of any Collateral and (iv) to settle, compromise, compound, adjust or defend any actions, suits or proceedings relating to all or any of the Collateral; provided that nothing herein contained shall be construed as requiring or obligating the Collateral Agent to make any commitment or to make any inquiry as to the nature or sufficiency of any payment received by the Collateral Agent, or to present or file any claim or notice, or to take any action with respect to the Collateral or any part thereof or the moneys due or to become due in respect thereof or any property covered thereby.  The Collateral Agent and the other Secured Parties shall be accountable only for amounts actually received as a result of the exercise of the powers granted to them herein, and neither they nor their Related Parties shall be responsible to the Pledgor for any act or failure to act hereunder, except for their own gross negligence, bad faith or willful misconduct (as determined by a court of competent jurisdiction by final and non-appealable judgment) or that of any of their Related Parties.

(b)  The Pledgor hereby ratifies all that said attorneys shall lawfully do or cause to be done pursuant to the power of attorney granted in Section 11(a).  All powers, authorizations and agencies contained in this Agreement are coupled with an interest and are irrevocable until this Agreement is terminated and the security interests created hereby are released in accordance with Section 21.

SECTION 12.  Duty of Collateral Agent. The Collateral Agent’s sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under Section 9-207 of the UCC or otherwise, shall be to deal with it in the same manner as the Collateral Agent deals with similar securities and property for its own account; provided that investments shall be made at the option and sole discretion of the Collateral Agent; provided further that the Collateral Agent shall use reasonable efforts to make such investments.  Neither the Collateral Agent, any Secured Party nor any of their Related Parties shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of the Pledgor or any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof.

SECTION 13.  Filing of Financing Statements.  The Pledgor hereby irrevocably authorizes the Collateral Agent (or its designee) for the benefit of the Secured Parties at any time and from time to time to file in any relevant U.S. jurisdiction any financing statements, with respect to the Collateral or any part thereof and amendments thereto that (a) describe the collateral covered thereby in any manner that the Collateral Agent reasonably determines is necessary or advisable to ensure the perfection of the security interest in the Collateral granted under this Agreement, including indicating the Collateral as “all assets” of such Pledgor or words of similar effect and (b) contain the information required by Article 9 of the UCC for the filing of any financing statement or amendment, including whether the Pledgor is an organization, the type of organization and, if required, any organizational identification number issued to the Pledgor.  The Pledgor agrees to provide such information to the Collateral Agent promptly upon request.

SECTION 14.  Authority of Collateral Agent. The Pledgor acknowledges that the rights and responsibilities of the Collateral Agent under this Agreement with respect to any action taken by the Collateral Agent or the exercise or non-exercise by the Collateral Agent of any option, voting right, request, judgment or other right or remedy provided for herein or resulting or arising out this Agreement shall, as between the Collateral Agent and the Secured Parties, be governed by the Credit Agreement and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Collateral Agent and the Pledgor, the Collateral Agent shall be conclusively presumed to be acting as agent for the Secured Parties with full and valid authority so to act or refrain from acting.

SECTION 15.  Application of Proceeds. Subject to the terms of any applicable intercreditor agreement contemplated by the Credit Agreement, the Collateral Agent shall apply the proceeds of any collection or sale of Collateral, including any Collateral consisting of cash, as follows:

First, to the payment of all reasonable and documented or invoiced out-of-pocket costs and expenses incurred by the Collateral Agent in connection with such collection or sale or otherwise in connection with this Agreement or any of the Foreign Obligations, including all reasonable and documented or invoiced out-of-pocket court costs and the fees and expenses of its agents and legal counsel, the repayment of all advances made by the Collateral Agent hereunder or under any other Loan Document on behalf of the Pledgor and any other costs or expenses incurred in connection with the exercise of any right or remedy hereunder or under any other Loan Document (but only to the extent that such costs or expenses are incurred in connection with the Foreign Obligations);

Second, to the payment in full of the Foreign Obligations (the amounts so applied to be distributed among the Secured Parties pro rata in accordance with the amounts of the Foreign Obligations owed to them on the date of any such distribution);

Third, to any agent of any junior secured debt, in accordance with any applicable intercreditor agreement; and

Fourth, to the Pledgor, its successors or assigns, or as a court of competent jurisdiction may otherwise direct.

The Collateral Agent shall have absolute discretion as to the time of application of any such proceeds, moneys or balances in accordance with this Agreement.  Upon any sale of Collateral by the Collateral Agent (including pursuant to a power of sale granted by statute or under a judicial proceeding), the receipt of the Collateral Agent or of the officer making the sale shall be a sufficient discharge to the purchaser or purchasers of the Collateral so sold and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid over to the Collateral Agent or such officer or be answerable in any way for the misapplication thereof.  The Collateral Agent shall have no liability to any of the Secured Parties for actions taken in reliance on information supplied to it as to the amounts of unpaid principal and interest and other amounts outstanding with respect to the Foreign Obligations.  The Pledgor shall remain liable for any deficiency if the proceeds of any sale or disposition of the Collateral are insufficient to pay all Foreign Obligations, including any reasonable and documented or invoiced out-of-pocket attorneys’ fees and other expenses incurred by the Collateral Agent or any Lender to collect such deficiency.

SECTION 16.  Security Interest Absolute. All rights of the Collateral Agent hereunder, the Security Interest, the grant of a security interest in the Collateral and all obligations of the Pledgor hereunder shall be absolute and unconditional irrespective of (a) any lack of validity or enforceability of the Credit Agreement, any other Loan Document, any agreement with respect to any of the Foreign Obligations or any other agreement or instrument relating to any of the foregoing, (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Foreign Obligations, or any other amendment or waiver of or any consent to any departure from the Credit Agreement, any other Loan Document or any other agreement or instrument, (c) any exchange, release or non-perfection of any Lien on other collateral, or any release or amendment or waiver of or consent under or departure from any guarantee securing or guaranteeing all or any of the Foreign Obligations or (d) any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Pledgor in respect of the Foreign Obligations or this Agreement.

SECTION 17.  Survival of Agreement. All covenants, agreements, representations and warranties made by the Pledgor herein and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the Secured Parties and shall survive the making by the Lenders of the Loans, the execution and delivery to the Lenders of the Loan Documents and the issuance by the Issuing Bank of the Letters of Credit, regardless of any investigation made by the Secured Parties, or on their behalf, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or LC Disbursement, or any fee or any other amount payable under or in respect of this Agreement or any other Loan Document is outstanding and unpaid and so long as the Commitments have not been terminated.

SECTION 18. Collateral Agent’s Liabilities, Fees and Expenses; Indemnification.  (a)  The Collateral Agent shall not be responsible for or have a duty to ascertain or inquire into any representation or warranty regarding the existence, value or collectability of the Collateral, the existence, priority or perfection of the Collateral Agent’s Lien thereon, or any certificate prepared by the Pledgor in connection therewith.  Beyond the exercise of reasonable care in the custody and preservation thereof, the Collateral Agent will have no duty as to any Collateral in its possession or control or in the possession or control of any sub-agent or bailee or any income therefrom or as to the preservation of rights against prior parties or any other rights pertaining thereto.  The Collateral Agent will be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession or control if such Collateral is accorded treatment substantially equal to that which it accords its own property, and will not be liable or responsible for any loss or damage to any Collateral, or for any diminution in the value thereof, by reason of any act or omission of any sub-agent or bailee selected by the Collateral Agent in good faith, except to the extent that such liability arises from the Collateral Agent’s gross negligence or willful misconduct.

(b)   The provisions of Section 9.03 of the Credit Agreement are incorporated herein by reference, mutatis mutandis; provided that each reference therein to a “Co-Borrower” shall be deemed to be a reference to “the Pledgor” and each reference therein to the “ Administrative Agent” shall be deemed to be a reference to the “Collateral Agent”.

(c)  Any amounts payable by the Pledgor as provided hereunder shall be additional Foreign Obligations secured hereby and by its other Security Documents.  Without prejudice to the survival of any other agreements contained herein, all indemnification and reimbursement obligations contained herein shall survive the payment in full of the principal and interest under the Credit Agreement, the expiration of the Letters of Credit and the termination of the Commitments or this Agreement.

SECTION 19.  WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).  EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 19.

SECTION 20.  Jurisdiction; Consent to Service of Process. (a) Each party hereto hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the Supreme Court of the State of New York and of the United States District Court of the Southern District of New York, in each case sitting in the Borough of Manhattan in the City of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding shall be heard and determined in such New York State or, to the extent permitted by law, in such Federal court.  Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.  Nothing in this Agreement shall affect any right that any Agent, any Issuing Bank or any Lender may otherwise have to bring any action or proceeding to enforce any award or judgment or exercise any rights under this Agreement against any Collateral in any other forum in which Collateral is located.

(b) Each party hereto hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any court referred to in paragraph (a) of this Section 20.  Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(c) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 22.  Nothing in any Loan Document will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

(d) The Pledgor hereby irrevocably designates, appoints and empowers Holdings as its designee, appointee and agent to receive, accept and acknowledge for and on its behalf, and in respect of its property, service of any and all legal process, summons, notices and documents that may be served in any such action or proceeding and Holdings hereby accepts such designation and appointment.

SECTION 21.  Termination and Release. (a) This Agreement, the Security Interest and all other security interests granted hereby shall terminate automatically upon the Termination Date.

(b)           This Agreement, the Security Interest and all other security interests granted hereby shall also automatically terminate and be released at the time or times and in the manner set forth in Section 9.14 of the Credit Agreement.

(c)           In connection with any termination or release pursuant to paragraph (a) or (b) of this Section, the Collateral Agent shall execute and deliver to any Loan Party, at such Loan Party’s expense, all documents that such Loan Party shall reasonably request to evidence such termination or release.  Any execution and delivery of documents by the Collateral Agent pursuant to this Section 21 shall be without recourse to or warranty by the Collateral Agent.

SECTION 22.  Notices. All notices, requests and demands to or upon the Secured Parties or the Pledgor under this Agreement shall be given or made in accordance with Section 9.01 of the Credit Agreement at its address set forth therein.

SECTION  23.  Severability. In case any one or more of the provisions contained in this Agreement should be held invalid, illegal or unenforceable in any respect, neither party hereto shall be required to comply with such provision for so long as such provision is held to be invalid, illegal or unenforceable, but the validity, legality and enforceability of the remaining provisions contained herein and in the other Loan Documents shall not in any way be affected or impaired. The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 24.  Amendments in Writing; No Waiver; Cumulative Remedies. (a) None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except by a written instrument executed by the Pledgor and the Collateral Agent (subject to any Lender consent requirements set forth in Section 9.02 of the Credit Agreement).

(b)  Neither the Collateral Agent nor any Secured Party shall by any act (except by a written instrument pursuant in Section 24(a)) or delay be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default or in any breach of any of the terms and conditions hereof. No failure to exercise, nor any delay in exercising, on the part of any Secured Party, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise of any other right, power or privilege. A waiver by any Secured Party of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which such Secured Party would otherwise have on any future occasion.

(c)  The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

SECTION  25.  Section Headings. The section headings used in this Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

SECTION 26.  Successors and Assigns. This Agreement shall be binding upon the successors and assigns of the Pledgor and shall inure to the benefit of the Pledgor, the Collateral Agent and the Secured Parties and their successors and assigns; provided that this Agreement may not be assigned by the Pledgor without the prior written consent of the Collateral Agent and the Secured Parties.

SECTION 27.  Counterparts. This Agreement may be executed in two or more original counterparts, each of which shall constitute an original but all of which when taken together shall constitute but one contract.

SECTION 28.  GOVERNING LAW.  THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

SECTION 29.  Conflicts with Foreign Law Documents. In the event of any inconsistency between the terms and conditions of this Agreement applicable to any Pledged Security and the terms and condition of any Pledge Agreement governed by the laws of any foreign jurisdiction applicable to such Pledged Security, the terms and conditions of such foreign law Pledge Agreement, except to the extent the context or applicable law may require, shall control.

SECTION 30.  Intercreditor Agreements Govern. Notwithstanding anything herein to the contrary, (i) the Liens and security interests granted to the Collateral Agent for the benefit of the Secured Parties pursuant to this Agreement and (ii) the exercise of any right or remedy by the Collateral Agent hereunder or the application of proceeds (including insurance proceeds and condemnation proceeds) of any Collateral, are subject to the provisions of any Customary Intercreditor Agreement contemplated by the Credit Agreement, if and to the extent applicable and/or in effect.

SECTION 31.  Article 8 Opt-In.  The Pledgor shall not take any action to cause any membership interest, partnership interest, or other equity interest of any limited liability company or limited partnership owned or controlled by the Pledgor comprising Collateral to be or become a “security” within the meaning of, or to be governed by, Article 8 of the UCC as in effect under the laws of the applicable jurisdiction and shall not cause or permit any such limited liability company or limited partnership to “opt in” or to take any other action seeking to establish any membership interest, partnership interest or other equity interest of such limited liability company or limited partnership comprising the Collateral as a “security” or to become certificated, in each case, without delivering all certificates (if any) evidencing such interest to the Collateral Agent in accordance with and as required by Section 3 or, in the case of any uncertificated security, without taking such steps, to the extent requested by the Collateral Agent (following notice to the Collateral Agent of any such change, which shall be promptly provided by the Pledgor), to provide the Collateral Agent with control (as defined in Article 8-106 of the UCC) of any such security.

[The remainder of this page is intentionally left blank.]

IN WITNESS WHEREOF, the undersigned has caused this Agreement to be duly executed and delivered as of the date first written above.

GRAFTECH LUXEMBOURG II S.À.R.L.,

By:	/s/ Quinn J. Coburn
	Name:	Quinn J. Coburn
	Title:	Attorney-in-Fact

[Signature Page to Pledge Agreement—GrafTech Luxembourg II S.À.R.L. (NY Law)]

JPMORGAN CHASE BANK, N.A., as Collateral Agent,

By:	/s/ James Shender
	Name:	James Shender
	Title:	Vice President

[Signature Page to Pledge Agreement-GrafTech Luxembourg II S.á.r.l.]